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                                                                    EXHIBIT 23.1
                                                                    PAGE 1 OF 1



                              ACCOUNTANTS' CONSENT





The Board of Directors
Global Natural Resources Inc.:




         We consent to the incorporation by reference in the Registration Statements (No. 33-62106 on Form S-8 and No. 33-31537 on Form S-8)
of our report dated February 28, 1995, except as to notes 1, 2, 6, 7 and 10, which are as of May 10, 1995, relating to the consolidated balance sheets of Global Natural Resources Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in December 31, 1994 annual report on Form 10-K/A-1
of Global Natural Resources Inc.   Our report refers to changes in methods of
accounting for certain investments, natural gas revenues, income taxes and the restatement of the consolidated financial statements for all periods to present the Russian joint venture operations as part of the consolidated group.



                                         KPMG Peat Marwick LLP

Houston, Texas
May 12, 1995